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                                                                      EXHIBIT 23


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of the Catellus Development Corporation 2000 Performance Award Plan, the Registration Statement on Form S-8 of the Catellus Development Corporation Amended and Restated Executive Stock Option Plan, the Registration Statement on Form S-8 of the Catellus Development Corporation Profit Sharing & Savings Plan & Trust, the Registration Statement on Form S-8 of the Catellus Development Corporation Long Term Incentive Compensation Plan, Stock Purchase Program, Incentive Stock Compensation Plan and Stock Option Plan, the Registration Statement on Form S-8 of the Catellus Development Corporation 1995 Stock Option Plan and the Registration Statement on Form S-8 of the Catellus Development Corporation 1996 Performance Award Plan (Nos. 333-69806, 333-58143, 333-38827, 333-42124, 333-01215 and 333-04293, respectively) of our report dated
February 1, 2002, appearing on Page F-2 of this Form 10-K. We also consent to the incorporation by reference of our report dated February 1, 2002 relating to the financial statement schedules, which appears on page S-1 of this Form 10-K.

San Francisco, California
March 25, 2002